UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 25, 2015 (August 19, 2015)

Valeant Pharmaceuticals International, Inc.
(Exact name of registrant as specified in its charter)

British Columbia	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West
Laval, Quebec
Canada H7L 4A8
(Address of principal executive offices)(Zip Code)

514-744-6792
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On August 19, 2015, Jeffrey W. Ubben resigned from the board of directors (the “Board”) of Valeant Pharmaceuticals International, Inc. (the “Company”). Mr. Ubben resigned as a director of the Company and as a member of the Board’s Talent and Compensation Committee and the Finance and Transactions Committee.  Mr. Ubben’s resignation from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

(d)  On August 19, 2015, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed D. Robert Hale a director of the Board. Mr. Hale’s term as director commenced effective August 19, 2015 and his current term as director will expire at the Company’s 2016 annual shareholder meeting or upon his prior death or resignation, retirement or removal from the Board, whichever is earliest.

Mr. Hale is a Partner of ValueAct Capital. Prior to joining ValueAct Capital in January 2011, Mr. Hale was a Principal with The Parthenon Group, working in both the Boston and Mumbai offices of Parthenon’s strategic consulting practice, as well as in an investment role at Parthenon’s long-short public equity vehicle, Strategic Value Capital. Mr. Hale is a director of MSCI, Inc. He has an A.B. from Dartmouth College.

There are no arrangements or understandings between Mr. Hale and any other persons pursuant to which Mr. Hale was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Mr. Hale that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Hale has been named to the Board’s Talent and Compensation Committee and the Finance and Transactions Committee as of August 19, 2015.

A copy of the press release, dated August 25, 2015 announcing the appointment of Mr. Hale to the Board to replace Mr. Ubben is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Valeant Pharmaceuticals International, Inc., dated August 25, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert R. Chai-Onn
Name:	Robert R. Chai-Onn
Title:	Executive Vice President, General Counsel and Chief Legal Officer, Head of Corporate and Business Development

Date: August 25, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Valeant Pharmaceuticals International, Inc., dated August 25, 2015.